Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com

Zebra Technologies Announces First-Quarter 2026 Results
Delivers strong first-quarter 2026 performance with broad-based growth across segments and regions
Increases outlook for the full year 2026

Lincolnshire, Ill., May 12, 2026 — Zebra Technologies Corporation (NASDAQ: ZBRA), a global leader in digitizing and automating workflows to deliver intelligent operations, today announced results for the first quarter ended April 4, 2026.

First-Quarter Financial Highlights
•Net sales of $1,495 million; year-over-year increase of 14.3%
•Net income of $135 million and net income per diluted share of $2.72
•Non-GAAP diluted EPS increased year-over-year to $4.75
•Adjusted EBITDA increased year-over-year to $347 million
•Share repurchases of $300 million

“Our strong first quarter results demonstrate the durability of demand for our innovative technology, with organic growth across our segments and regions, led by strength in our manufacturing end market. Elo Touch also contributed solid profitable growth as we begin to drive synergies," said Bill Burns, Chief Executive Officer of Zebra Technologies. "These results underscore the value Zebra delivers as the foundation for intelligent operations across the frontline, helping customers operate more efficiently and effectively."

"We are building on our track record of value creation for shareholders with $300 million of share repurchases in each of the past two quarters, supported by our strong balance sheet and cash flow," said Nathan Winters, Chief Financial Officer of Zebra Technologies. "Our results reflect our focus on profitable growth, operating discipline and margin expansion, and we remain confident in our ability to support customer demand while delivering consistent performance in a dynamic environment."

$ in millions, except per share amounts	1Q26	1Q25	Change
Select reported measures:
Net sales	$1,495	$1,308	14.3%
Gross profit	742	645	15.0%
Gross margin	49.6%	49.3%	30 bps
Net income	135	136	(0.7%)
Net income margin	9.0%	10.4%	(140) bps
Net income per diluted share	$2.72	$2.62	3.8%

Select Non-GAAP measures:
Adjusted net sales	$1,495	$1,308	14.3%
Organic net sales growth			4.3%
Adjusted gross profit	753	649	16.0%
Adjusted gross margin	50.4%	49.6%	80 bps
Adjusted EBITDA	347	292	18.8%
Adjusted EBITDA margin	23.2%	22.3%	90 bps
Non-GAAP net income	$235	$208	13.0%
Non-GAAP earnings per diluted share	$4.75	$4.02	18.2%

Net sales were $1,495 million in the first quarter of 2026 compared to $1,308 million in the prior year. Net sales in the Connected Frontline ("CF") segment were $825 million in the first quarter of 2026 compared to $684 million in the prior year. Asset Visibility & Automation ("AVA") segment net sales were $670 million in the first quarter of 2026 compared to $624 million in the prior year. Consolidated organic net sales for the first quarter of 2026 increased 4.3% year-over-year, with a 3.8% increase in the CF segment and a 4.8% increase in the AVA segment.

First quarter 2026 gross profit was $742 million compared to $645 million in the prior year. Gross margin increased to 49.6% for the first quarter of 2026 compared to 49.3% in the prior year primarily due to favorable foreign currency exchange and business mix, and productivity initiatives. Adjusted gross margin was 50.4% in the first quarter of 2026 compared to 49.6% in the prior year.

Operating expenses increased to $527 million in the first quarter of 2026 from $450 million in the prior year primarily due to expenses associated with acquired businesses including amortization of intangible assets. Adjusted operating expenses increased to $425 million in the first quarter of 2026 from $374 million in the prior year.

Net income for the first quarter of 2026 was $135 million, or $2.72 per diluted share, compared to net income of $136 million, or $2.62 per diluted share, in the prior year. Non-GAAP net income increased to $235 million for the first quarter of 2026, or $4.75 per diluted share, compared to $208 million, or $4.02 per diluted share, for the prior year.

Adjusted EBITDA for the first quarter of 2026 increased to $347 million, or 23.2% of adjusted net sales, compared to $292 million, or 22.3% of adjusted net sales in the prior year due to higher gross margin and lower adjusted operating expense as a percentage of sales.

Balance Sheet and Cash Flow
As of April 4, 2026, the Company had cash and cash equivalents of $114 million and total debt of $2,660 million.

For the first three months of 2026, net cash provided by operating activities was $176 million and the Company invested $13 million in capital expenditures, resulting in free cash flow of $163 million. The Company also made share repurchases of $300 million.

Outlook
Mr. Burns added, "We are seeing continued momentum into the second quarter, supporting our increased outlook for the full year. Zebra's integrated portfolio of solutions is a key differentiator, enabling customers to connect data, assets and workflows to drive visibility and productivity. As e-commerce, automation and Physical AI trends accelerate, we are well positioned to drive profitable growth, build on our market leadership and innovation, and strengthen our financial position to deliver long-term shareholder value."

Second Quarter 2026
The Company expects second quarter sales growth between 14% and 17% compared to the prior year. This expectation includes approximately 10.5 points of net favorable impact from business acquisitions and foreign currency.

Adjusted EBITDA margin for the second quarter is expected to be slightly higher than 21%. Non-GAAP diluted earnings per share are expected to be in the range of $4.20 to $4.50. This assumes an adjusted effective tax rate of approximately 19%.

Full Year 2026
The Company expects full year sales growth between 10% and 14% compared to the prior year. This expectation includes approximately 7 points of favorable net impact from business acquisitions and foreign currency.

Adjusted EBITDA margin for the full year is expected to be approximately 22%. Non-GAAP diluted earnings per share are expected to be in the range of $18.30 to $18.70. This assumes an adjusted effective tax rate of approximately 19%.

Free Cash Flow for the full year is expected to be greater than $900 million.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the Company’s financial results. The conference call will be held today at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the Company’s website at investors.zebra.com.

Who is Zebra Technologies
Zebra (NASDAQ: ZBRA) provides the foundation for intelligent operations with an award-winning portfolio of connected frontline, asset visibility and automation solutions which empower our customers to deploy AI on the frontline. Organizations globally across retail, manufacturing, transportation, logistics, healthcare, and other industries rely on us to deliver outcomes today while driving innovation for what’s next. Together with our partners, we create new ways of working that improve productivity and empower organizations to be better every day. Learn more at www.zebra.com.

Follow Zebra on our Blog, LinkedIn, Facebook, X, Instagram and YouTube.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings, and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions, and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on Zebra's business and results of operations. Zebra's ability to purchase sufficient materials, parts, and components, and ability to provide services, software and products to meet customer demand could negatively impact Zebra's results of operations and customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an adverse impact on results. Foreign exchange rates, customs duties and trade policies may have an adverse effect on financial results because of the global nature of Zebra's business. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors that could adversely affect Zebra's business and results of operations. The success of integrating acquisitions could also adversely affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of Zebra's financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of certain risks, uncertainties and other factors that could adversely affect the Company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the Company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “Adjusted EBITDA,” “Adjusted EBITDA margin,” “adjusted gross margin,” “adjusted gross profit,” “adjusted net sales,” “adjusted operating expenses,” “adjusted operating income,” “EBITDA,” “free cash flow,” “non-GAAP diluted earnings per share,” “non-GAAP earnings per share,” “non-GAAP net income,” “organic net sales,” and “organic net sales growth.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable prior year period as well as removing realized cash flow hedge gains and losses from both the current and prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Senior Director, External Communications
Phone: + 1 847 518 6432	Phone: + 1 847 370 2317
InvestorRelations@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)

	April 4, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$114	$125
Accounts receivable, net of allowances for doubtful accounts of $1 million each as of April 4, 2026 and December 31, 2025	733	801
Inventories, net	692	729
Income tax receivable	30	31
Prepaid expenses and other current assets	126	110
Total Current assets	1,695	1,796
Property, plant and equipment, net	350	353
Right-of-use lease assets	170	166
Goodwill	4,709	4,727
Other intangibles, net	765	809
Deferred income taxes	410	414
Other long-term assets	233	237
Total Assets	$8,332	$8,502
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$264	$141
Accounts payable	581	695
Accrued liabilities	459	558
Deferred revenue	434	446
Income taxes payable	25	12
Total Current liabilities	1,763	1,852
Long-term debt	2,387	2,361
Long-term lease liabilities	158	157
Deferred income taxes	32	32
Long-term deferred revenue	398	396
Other long-term liabilities	124	116
Total Liabilities	4,862	4,914
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	866	814
Treasury stock at cost, 23,768,847 and 22,558,911 shares as of April 4, 2026 and December 31, 2025, respectively	(2,787)	(2,488)
Retained earnings	5,414	5,279
Accumulated other comprehensive loss	(24)	(18)
Total Stockholders’ Equity	3,470	3,588
Total Liabilities and Stockholders’ Equity	$8,332	$8,502

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended
	April 4, 2026	March 29, 2025
Net sales:
Tangible products	$1,231	$1,062
Services and software	264	246
Total Net sales	1,495	1,308
Cost of sales:
Tangible products	623	542
Services and software	130	121
Total Cost of sales	753	663
Gross profit	742	645
Operating expenses:
Selling and marketing	189	161
Research and development	165	151
General and administrative	127	111
Amortization of intangible assets	37	24
Acquisition and integration costs	1	3
Exit and restructuring costs	8	—
Total Operating expenses	527	450
Operating income	215	195
Other (loss) income, net:
Foreign exchange loss	—	(5)
Interest expense, net	(37)	(23)
Other expense, net	(11)	(2)
Total Other expense, net	(48)	(30)
Income before income tax	167	165
Income tax expense	32	29
Net income	$135	$136
Basic earnings per share	$2.74	$2.64
Diluted earnings per share	$2.72	$2.62

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	April 4, 2026	March 29, 2025
Cash flows from operating activities:
Net income	$135	$136
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56	41
Loss on sale of investments	15	—
Share-based compensation	58	51
Deferred income taxes	—	(23)
Gain on sale of business	(5)	—
Other, net	1	1
Changes in operating assets and liabilities:
Accounts receivable, net	67	84
Inventories, net	34	15
Other assets	(12)	3
Accounts payable	(119)	(76)
Accrued liabilities	(67)	(110)
Deferred revenue	(11)	16
Income taxes	24	42
Other operating activities	—	(2)
Net cash provided by operating activities	176	178
Cash flows from investing activities:
Acquisition of business	—	(62)
Proceeds from the sale of business	9	—
Purchases of property, plant and equipment	(13)	(20)
Proceeds from sale of long-term investments	1	—
Other investing activities	1	—
Net cash used in investing activities	(2)	(82)
Cash flows from financing activities:
Payments of debt	(37)	—
Proceeds from issuance of debt	186	—
Payments for repurchases of common stock	(300)	(125)
Net payments related to share-based compensation plans	(5)	(1)
Change in unremitted cash collections from servicing factored receivables	(29)	2
Other financing activities	—	5
Net cash used in financing activities	(185)	(119)
Effect of exchange rate changes on cash and cash equivalents	—	1
Net decrease in cash and cash equivalents	(11)	(22)
Cash and cash equivalents at beginning of period	125	901
Cash and cash equivalents at end of period	$114	$879
Supplemental disclosures of cash flow information:
Income taxes paid	$15	$9
Interest paid	$26	$16

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	April 4, 2026
	CF	AVA	Consolidated
Consolidated Reported GAAP Net sales growth	20.6%	7.4%	14.3%
Adjustments:
Impact of foreign currency translations (1)	(2.1)%	(2.2)%	(2.1)%
Impact of acquisitions (2)	(14.7)%	(0.4)%	(7.9)%
Consolidated Organic Net sales growth	3.8%	4.8%	4.3%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period as well as removing realized cash flow hedge gains and losses from both the current and prior year periods.

(2)For purposes of computing Organic Net sales growth, amounts attributable to business acquisitions or dispositions are excluded for twelve months following or preceding the respective acquisition or disposition, respectively.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN AND OPERATING INCOME
($ In millions)
(Unaudited)

	Three Months Ended
	April 4, 2026			March 29, 2025
	CF	AVA	Consolidated	CF	AVA	Consolidated
GAAP
Reported Net sales	$825	$670	$1,495	$684	$624	$1,308
Reported Gross profit (1)	405	348	742	333	316	645
Gross Margin	49.1%	51.9%	49.6%	48.7%	50.6%	49.3%
Operating Income (2)	169	159	215	140	135	195

Non-GAAP
Adjusted Net sales	$825	$670	$1,495	$684	$624	$1,308
Adjusted Gross profit (1)	405	348	753	333	316	649
Adjusted Gross Margin	49.1%	51.9%	50.4%	48.7%	50.6%	49.6%
Adjusted Operating Income (2)	169	159	328	140	135	275

(1)Segment and Adjusted Gross profit excludes share-based compensation expense and business acquisition purchase accounting adjustments.
(2)Segment and Non-GAAP Operating income excludes share-based compensation expense, business acquisition purchase accounting adjustments, amortization of intangible assets, acquisition and integration costs, exit and restructuring costs, as well as certain other non-recurring costs (impairment of goodwill and other intangible assets).

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
($ In millions, except share data)
(Unaudited)

	Three Months Ended
	April 4, 2026	March 29, 2025
GAAP Net income	$135	$136
Adjustments to Cost of sales(1)
Purchase accounting adjustments	5	—
Share-based compensation	6	4
Total adjustments to Cost of sales	11	4
Adjustments to Operating expenses(1)
Amortization of intangible assets	37	24
Acquisition and integration costs	1	3
Share-based compensation	56	49
Exit and restructuring costs	8	—
Total adjustments to Operating expenses	102	76
Adjustments to Other expense, net(1)
Amortization of debt issuance costs and discounts	1	1
Loss on sale of investments	15	—
Foreign exchange loss	—	5
Gain on sale of business	(5)
Total adjustments to Other expense, net	11	6
Income tax effect of adjustments(2)
Reported income tax expense	32	29
Adjusted income tax	(56)	(43)
Total adjustments to income tax	(24)	(14)
Total adjustments	100	72
Non-GAAP Net income	$235	$208

GAAP earnings per share
Basic	$2.74	$2.64
Diluted	$2.72	$2.62
Non-GAAP earnings per share
Basic	$4.79	$4.06
Diluted	$4.75	$4.02

Basic weighted average shares outstanding	49,017,288	51,365,011
Diluted weighted average and equivalent shares outstanding	49,428,337	51,806,550
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
($ In millions)
(Unaudited)

	Three Months Ended
	April 4, 2026	March 29, 2025
GAAP Net income	$135	$136
Add back:
Depreciation (excluding exit and restructuring)	19	17
Amortization of intangible assets	37	24
Total Other expense, net	48	30
Income tax expense	32	29
EBITDA (Non-GAAP)	271	236

Adjustments to Cost of sales
Purchase accounting adjustments	5	—
Share-based compensation	6	4
Total adjustments to Cost of sales	11	4
Adjustments to Operating expenses
Acquisition and integration costs	1	3
Share-based compensation	56	49
Exit and restructuring costs	8	—
Total adjustments to Operating expenses	65	52
Total adjustments to EBITDA	76	56
Adjusted EBITDA (Non-GAAP)	$347	$292

Adjusted EBITDA margin (Non-GAAP)	23.2%	22.3%

FREE CASH FLOW

	Three Months Ended
	April 4, 2026	March 29, 2025
Net cash provided by operating activities	$176	$178
Less: Purchases of property, plant and equipment	(13)	(20)
Free cash flow (Non-GAAP)(1)	$163	$158
(1) Free cash flow, a non-GAAP measure, is defined as Net cash provided by (used in) operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period.